UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 6, 2018

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 6, 2018, Cabot Microelectronics Corporation (the "Company") held its annual meeting of stockholders ("Annual Meeting"), at which the following proposals were approved by the Company's stockholders:

Proposal 1 – Election of three directors, each for a term of three years:

All of the Board's nominees for director were elected by the stockholders to serve for a term of three years, by the votes set forth in the table below:

	Number of Votes For Election	Number of Votes Withheld	Broker Non-Votes
Barbara A. Klein	22,312,699	245,292	1,247,570
David H. Li	22,474,201	83,790	1,247,570
William P. Noglows	21,222,118	1,335,873	1,247,570

Proposal 2 – Advisory (non-binding) vote on the compensation of named executive officers:

The stockholders approved, on an advisory (non-binding) basis, the compensation of named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
20,921,102	1,630,345	6,544	1,247,570

Proposal 3 – Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2018:

The selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2018 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
23,142,882	662,172	507

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: March 7, 2018	By:	/s/ SCOTT D. BEAMER
Scott D. Beamer
Vice President and Chief Financial Officer
[Principal Financial Officer]